                                                                     Exhibit 4.2

                                 [Face of Note]

CUSIP NO.                      MAYTAG CORPORATION
         ----
REGISTERED NO. FX          MEDIUM-TERM NOTE, SERIES B     PRINCIPAL AMOUNT: $
                 --                                                          ---
              Due from Nine Months to 30 Years from Date of Issue

          If this Note is a Book-Entry Note, the registered owner of this Note (as indicated below) is The Depository Trust Company (the "Depositary") or a nominee of the Depositary, and the following legend is applicable: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or to such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          The following summary of terms is subject to the information set forth on the reverse hereof:

                                      OPTIONAL REDEMPTION:    [_] YES [_] NO
ORIGINAL ISSUE DATE:
                                      INITIAL REDEMPTION DATE:

STATED MATURITY:                      INITIAL REDEMPTION PERCENTAGE:

                                      ANNUAL PERCENTAGE
                                      REDEMPTION  REDUCTION:

AUTHORIZED DENOMINATIONS              REDEMPTION PRICE:  The Initial
(if other than $1,000 and integral    Redemption Percentage, as adjusted
multiples of $1,000 in excess         downward by the Annual Percentage
thereof):                             Redemption Reduction on each
                                      anniversary of the Initial Redemption
FORM:              [_] BOOK-ENTRY     Date (until the adjusted percentage is
                   [_] CERTIFICATED   100%), multiplied by the unpaid
                                      Principal Amount of the Note or the
                                      portion thereof to be redeemed.



PAYING AGENT (if other than the
 Trustee):                            OPTION TO ELECT REPAYMENT [_] YES [_] NO


INTEREST RATE:                        OPTIONAL REPAYMENT DATE(S):

INTEREST PAYMENT DATES:               OPTIONAL REPAYMENT PRICE(S):

REGULAR RECORD DATES:                 OTHER PROVISIONS:

OVERDUE RATE:

DEPOSITARY:

SINKING FUND:      [_] YES [_] NO        ANNEX ATTACHED (and incorporated
                                         by reference herein):  [_] YES [_] NO
AMORTIZING NOTE    [_] YES [_] NO


          If this Note was issued with "original issue discount" for purposes of
Section 1273 of the Internal Revenue Code of 1986, as amended, the following shall be completed:

ORIGINAL ISSUE DISCOUNT NOTE:  TOTAL AMOUNT OF OID:   ISSUE PRICE (expressed
                                                      as a percentage of
                                                      aggregate principal
[_] YES [_] NO                                        amount):


YIELD TO MATURITY:              INITIAL ACCRUAL PERIOD OID:

     MAYTAG CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________ or registered assigns, the principal sum specified above on the Stated Maturity shown above, and to pay interest thereon from and including the Original Issue Date shown above or from and including the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, as the case may be.

     Interest will be paid on the Interest Payment Date or Dates specified above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below), at the rate per annum specified above, until the principal hereof is paid or made available for payment and on the Stated Maturity, and, if specified above, interest will accrue on any overdue principal and on any overdue installment of interest (to the extent that such interest is legally enforceable) at the Overdue Rate per annum specified above. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered in the Security Register at the close of business on the Regular Record Date specified above next preceding such Interest Payment Date. The first payment of interest on any Note originally issued between a Regular Record Date and the next Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof is to be given to Holders of Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     If this Note is a Book-Entry Note as specified above, while this Note is represented by one or more Book-Entry Notes registered in the name of the Depositary or its nominee, the Company will cause payments of principal of, premium, if any, and interest on such Book-Entry Notes to be made to the Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the Depositary or its nominee, and otherwise in accordance with such agreements, regulations and procedures. If this Note is a Book-Entry Note as specified above, the following legend is applicable except as specified on the reverse hereof: THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

     If this Note is a certificated Note as specified above, payments of interest and, if this Note is an Amortizing Note as specified above, principal on this Note (other than interest, and if this Note is an Amortizing Note, principal payable at Stated Maturity) will be made by mailing a check to the Holder at the address of the Holder appearing in the Security Register on the applicable Regular Record Date. Notwithstanding the foregoing, at the option of the Company, all payments of interest and, if this is an Amortizing Note, principal on this Note may be made by wire transfer of immediately available funds to an account designated by the Holder at a bank located in the United States.

     The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but not any tax, assessment or governmental charge imposed upon the Holder of this Note. If this Note is a certificated Note as specified above, payment of the principal, premium, if any, and interest payable at Maturity in respect of this Note will be made in immediately available funds upon surrender of this Note accompanied by wire instructions at the Corporate Trust Office of the Trustee in The City of Chicago, Illinois or the Borough of Manhattan, The City of New York, provided that this Note is presented to the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF AND THE ATTACHED ANNEX, IF ANY, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or its successor as Trustee, or its Authenticating Agent, by manual signature of an authorized signatory, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION      MAYTAG CORPORATION
This is one of the Securities of the
series designated therein referred to        By:
in the within-mentioned Indenture.              -------------------------------

                                             Its:
                                                 ------------------------------
THE FIRST NATIONAL BANK OF CHICAGO,
As Trustee                                   Attest:
                                                    ---------------------------

By:                                          Its:
   ----------------------------------            ------------------------------
   Authorized Officer

                               [Reverse of Note]

                               MAYTAG CORPORATION

                           MEDIUM-TERM NOTE, SERIES B


     SECTION 1. General. This Note is one of a duly authorized issue of Securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of June 15, 1987 as supplemented from time to time (herein called the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the Securities of the series designated on the face hereof. The Notes may bear different dates, mature at different times, bear interest at different rates, be subject to different redemption provisions, if any, may be subject to different sinking funds, purchase or analagous funds, if any, and may otherwise vary, all as provided in the Indenture.

     SECTION 2. Payments. Interest on this Note will be payable on the Interest Payment Date or Interest Payment Dates as specified on the face hereof and, in either case, at Maturity.

     Unless otherwise specified on the face hereof, payments on this Note with respect to any Interest Payment Date or Maturity will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding such Interest Payment Date or Maturity. Interest on this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     Unless otherwise specified on the face hereof, if this Note is an Amortizing Note, payments with respect to this Note will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof. If this Note is an Amortizing Note, a table setting forth repayment information in respect to this Note will be provided to the original purchaser hereof and will be available, upon request, to subsequent Holders.

     All percentages resulting from any calculation with respect to this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all dollar amounts used in or resulting from any such calculation with respect to this Note will be rounded to the nearest cent (with one-half cent being rounded upward).

     "Business Day" means, unless otherwise specified on the face hereof, any Monday, Tuesday, Wednesday, Thursday or Friday that in The City of New York is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close. If the Maturity for this Note falls on a day that is not a Business Day, payment of principal, premium, if any, and interest to be made on such day with respect to this Note will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

     SECTION 3. Redemption. This Note will be redeemable at the option of the Company prior to the Stated Maturity only if an Initial Redemption Date is specified on the face hereof. If so specified, this Note will be subject to redemption at the option of the Company on any date on and after such Initial Redemption Date in whole or from time to time in part in increments of $1,000 or the minimum denomination, if any, specified on the face hereof (provided that any remaining principal amount hereof shall be at least $1,000 or such minimum denomination), at the Redemption Price specified on the face hereof, plus accrued and unpaid interest to but excluding the date of redemption, but payments due with respect to this Note prior to the date of redemption will be payable to the Holder of this Note of record at the close of business on the relevant Regular Record Date specified on the face hereof, all as provided in the Indenture. The Company may exercise such option by causing the Trustee to mail a notice of such redemption, at least 30 but not more than 60 calendar days prior to the date of redemption, in accordance with the provisions of the Indenture. In the event of redemption of this Note in part only, this Note will be cancelled and a new Note or Notes representing the unredeemed portion hereof will be issued in the name of the Holder hereof.

     SECTION 4. Repayment. If so specified on the face hereof, this Note will be repayable, in whole or in part, prior to Stated Maturity at the option of the Holder on the Optional Repayment Date or Dates specified on the face hereof at the Optional Repayment Price or Prices specified on the face hereof, plus accrued and unpaid interest to but excluding the date of repayment. In order for this Note to be repaid prior to Stated Maturity, the Paying Agent must receive at least 30 but not more than 45 calendar days prior to an Optional Repayment Date (i) this Note with the form below entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission or letter (first class, postage prepaid) from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Note with such form duly completed must be received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder of this Note will be irrevocable, except that a Holder who has tendered this Note for repayment may revoke such tender for repayment by written notice to the Paying Agent received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the Optional Repayment Date. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of this Note provided that the principal amount of this Note remaining outstanding after such repayment is an authorized denomination. Upon such partial repayment this Note will be cancelled and a new Note or Notes for the remaining principal amount hereof will be issued in the name of the Holder hereof.

     If this Note is a Book-Entry Note as specified on the face hereof, while this Note is represented by one or more Book-Entry Notes registered in the name of the Depositary or its nominee, the option for repayment may be exercised by a participant that has an account with the Depositary, on behalf of the beneficial owner of this Note, by delivering a written notice substantially similar to the form below entitled "Option to Elect Repayment" duly completed to the Trustee at its Corporate Trust Office (or such other address of which the Company will from time to time notify the Holders), at least 30 but not more than 60 calendar days prior to an Optional Repayment Date. A notice of election from a participant on behalf of the beneficial owner of this Note to exercise the option to have this Note repaid must be received by the Trustee prior to 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the beneficial owner of this Note must so direct the applicable participant before such participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, the beneficial owner of this Note should consult the participant through which such beneficial owner owns its interest herein for the deadline for such participant. All notices shall be executed by a duly authorized officer of such participant (with signatures guaranteed) and will be irrevocable. In addition, the beneficial owner of this Note shall effect delivery at the time such notice of election is given to the Depositary by causing the applicable participant to transfer such beneficial owner's interest in this Note, on the Depositary's records, to the Trustee.

     SECTION 5. Sinking Fund. This Note is not subject to a sinking fund unless otherwise specified on the face hereof.

     SECTION 6. Original Issue Discount Notes. Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note as specified on the face hereof, the amount payable in the event the principal amount hereof is declared to be due and payable immediately by reason of an Event of Default or in the event of redemption or repayment hereof prior to the Stated Maturity hereof, in lieu of the principal amount due at the Stated Maturity hereof, will be the Amortized Face Amount of this Note as of the date of declaration, redemption or repayment, as the case may be. The "Amortized Face Amount" of this Note will be the amount equal to (a) the principal amount of this Note multiplied by the Issue Price specified on the face hereof plus (b) the portion of the difference between the dollar amount determined pursuant to the preceding clause (a) and the principal amount hereof that has accreted at the Yield to Maturity specified on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or repayment but in no event will the Amortized Face Amount of this Note exceed its principal amount.

     SECTION 7. Events of Default. If any Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, that notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount so declared to be due and payable will be the Amortized Face Amount of this Note as of the date of such declaration as specified under Section 6.

     SECTION 8. Modification or Waiver; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66% in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Securities of such series, to waive, with respect to the Securities of such series, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note will be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Note at the times, places and rates herein prescribed.

     SECTION 9. Discharge, Legal Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Events of Default upon compliance by the Company with certain conditions specified therein, which provisions apply to this Note.

     SECTION 10. Authorized Denominations. Unless otherwise specified on the face hereof, the Notes of this series are issuable only in global or certificated registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, Notes of this series are exchangeable for Notes of this series of like aggregate principal amount and like Stated Maturity and with like terms and conditions of a different authorized denomination, as requested by the Holder surrendering the same.

     SECTION 11. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Note is registerable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (which will initially be the Trustee at its Corporate Trust Office located in The City of Chicago, Illinois or the Borough of Manhattan, The City of New York), duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series with like terms and conditions of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

     If this Note is a Book-Entry Note as specified on the face hereof, this
Note is exchangeable for certificated Notes only upon the terms and conditions provided in the Third Supplemental Indenture dated as of August 20, 1996. Except as provided in the Indenture, owners of beneficial interests in this Book-Entry Note will not be entitled to receive physical delivery of Notes in certificated registered Indenture, form and will not be considered the Holders thereof for any purpose under the Indenture.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     SECTION 12. Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

     SECTION 13. Governing Law. The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of Illinois.

     SECTION 14. Defined Terms. All terms used in this Note which are defined in the Indenture will have the meanings assigned to them in the Indenture unless otherwise defined in the Third Supplemental Indenture dated as of August 20, 1996 or herein; and all references in the Indenture to "Security" or "Securities" will be deemed to include the Notes.

                           OPTION TO ELECT REPAYMENT

         [To be completed only if this Note is repayable at the option of the Holder and the Holder elects to exercise such rights]


     The undersigned owner of this Note hereby irrevocably elects to have the Company repay the principal amount of this Note or portion hereof below designated at the applicable Optional Repayment Price indicated on the face hereof plus accrued and unpaid interest to but excluding the date of repayment pursuant to Section 4 of this Note.


Dated:______________________      ________________________________________
                                  Signature
                                  Sign exactly as name appears on the front
                                  of this Note.

                                  Indicate address where check is to be sent, if repaid:

                                  __________________________________________

                                  __________________________________________

                                  SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER


                                  ___________________________________________


                                 ABBREVIATIONS


          The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN - as joint tenants with right of survivorship and not as tenants in common


          UNIF GIFT MIN ACT                             Custodian
                                       =========================================

                                       (Cust)                            (Minor)

                                           Under Uniform Gifts to Minors Act
                                       =========================================
                                                         (State)


          Additional abbreviations may also be used though not in the above list.


                              -------------------

                FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[                                       ]
 ---------------------------------------

- --------------------------------------------------------------------------------
  PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


- --------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:
      ------------------            --------------------------------------------
                                    Signature
                                    Sign exactly as name appears on the front of this Note [SIGNATURE MUST BE GUARANTEED by a commercial bank, a trust company or by a member of the New York Stock Exchange]


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.